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                  [Letterhead of Kenny S&P Evaluation Services]






                                                                   July 18, 2000




Prudential Securities Incorporated
One New York Plaza
New York, NY  10292

                      Re:  Government Securities Equity Trust
                           Series 10
                           Amendment No. 1
                           ----------------------------------

Gentlemen:

                  We have examined Registration Statement File No. 333-38826 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as evaluator.

                  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                       Sincerely,



                                                       Frank A. Ciccotto
                                                       Frank A. Ciccotto
                                                       Vice President